UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 29, 2009

OKLAHOMA GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-1097	73-0382390
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On September 29, 2009, OGE Energy Corp., the parent company of Oklahoma Gas and Electric Company (the “Company”), issued a press release announcing that the Company has reached agreements totaling 280 megawatts (“MW”) with developers who will build two new wind farms in northwestern Oklahoma as part of a plan under which the Company will more than triple its current wind power capacity by the end of 2010. The construction of the new wind farms is contingent upon Oklahoma Corporation Commission approval of the agreements negotiated by the Company.  The agreements result from a competitive bid process conducted by the Company earlier this year.  CPV Keenan submitted a proposal based on a 150 MW wind farm in Woodward County and Edison Mission Energy a 130 MW facility in Dewey County near Taloga.  The agreements with CPV Keenan and Edison Mission Energy are both 20-year power-purchase agreements, under which the developers will build, own and operate the wind generating facilities and the Company will purchase their electric output. The Company received more than 50 responses from a variety of developers and sites after it issued its request for proposals from wind power developers. Negotiations continue with Chermac Energy, the third bidder on the Company’s short list announced in June, for an additional 150 MW of wind energy from Texas County.  The Company also expects to solicit additional proposals from wind developers in the next several months with a goal of adding more wind generation in 2011 or 2012.  A copy of the Company’s press release announcing these agreements is attached as Exhibit 99.01 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.01	Press release dated September 29, 2009, announcing OG&E reaches agreements for new wind farm developments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

October 2, 2009